UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: September 27, 2010

Date of earliest event reported: September 23, 2010

Warner Chilcott Public Limited Company

(Exact name of registrant as specified in its charter)

Ireland	0-53772	98-0626948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Unit 19 Ardee Business Park

Hale Street

Ardee, Co. Louth, Ireland

(Address of principal executive offices, including zip code)

+353 41 685 6983

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Asset Purchase Agreement

On September 23, 2010, Warner Chilcott Public Limited Company (the “Company”), Warner Chilcott Company, LLC, an indirect wholly owned subsidiary of the Company (“WCCL”), Novartis Pharmaceuticals Corporation, an affiliate of Novartis AG (“NPC”), and Novartis Pharma AG, an affiliate of Novartis AG (together with NPC, “Novartis”), entered into a definitive asset purchase agreement (the “Asset Purchase Agreement”) pursuant to which WCCL will acquire (such acquisition, the “Transaction”) the U.S. rights to Novartis’ Enablex product for an upfront payment of $400 million in cash, plus future milestone payments of up to $20 million in the aggregate based on 2011 and 2012 net sales of Enablex.

The Transaction has been approved by the board of directors of the Company and is expected to close by the end of October 2010. The closing is subject to the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary conditions.

WCCL and Novartis have each made customary representations, warranties and covenants in the Asset Purchase Agreement. These include, among other things, customary indemnification obligations.

At the closing of the Transaction, WCCL and NPC will enter into certain related transaction agreements, including a termination agreement terminating the parties’ current co-promotion agreement with respect to Enablex and a supply agreement providing for Novartis to supply Enablex to WCCL for a period of up to three years following closing.

Prior to the closing of the Transaction, the Company will continue to co-promote Enablex with Novartis in the U.S. pursuant to an agreement that it assumed upon its purchase of the global branded prescription pharmaceuticals business of The Procter & Gamble Company in October 2009. Under the terms of the co-promotion agreement, the Company receives a contractual percentage of Novartis’ net sales of Enablex in the U.S. equal to approximately 44%, which it recorded on a net basis in “other revenue,” and the Company and Novartis share development and promotion costs relating to the U.S. Enablex business. Under that agreement, the Company is also obligated to incur an agreed upon amount for advertising, promotion and selling costs each fiscal year. Following completion of the Transaction, the Company will recognize all sales of Enablex in the U.S. as revenues, as well as all expenses relating to such sales.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 hereto and the terms of which are incorporated herein by reference.

The Asset Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company, Novartis or their respective affiliates. The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to the Asset Purchase Agreement; may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing such matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of Enablex, the Company or Novartis or any of their respective affiliates. Moreover, information concerning the subject-matter of the representations, warranties and covenants may change after the date of the Asset Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company or Novartis.

The Asset Purchase Agreement relating to the Transaction is filed herewith as Exhibit 2.1.

Purchase Agreement

On September 24, 2010, the Company and certain of its subsidiaries entered into a Purchase Agreement (the “Purchase Agreement”) with Banc of America Securities LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), with respect to the offer and sale by WCCL and Warner Chilcott Finance LLC (each a co-issuer, and together, the “Issuers”) and the purchase by the Initial Purchasers in a private placement of $500,000,000 aggregate principal amount of 7 3/4% Senior Notes due 2018 (the “Notes”) at a price of 102%. The Issuers obligations under the Notes will be guaranteed by the Company and by its other subsidiaries that guarantee obligations under the Company’s senior secured credit facilities, subject to certain exceptions. The Initial Purchasers intend to resell the Notes in an offering exempt from registration under the Securities Act of 1933, as amended (the “Notes Offering”). As previously announced, the Company intends to use the net proceeds from the Notes Offering to finance its $400 million upfront payment in connection with the Transaction and for general corporate purposes. The Notes Offering is expected to close on or about September 29, 2010. The Notes are additional notes constituting a part of the same series as the $750 million aggregate principal amount of 7 3/4% Senior Notes due 2018 issued on August 20, 2010.

The Notes have not been registered under the Securities Act of 1933, as amended. The Notes may not be offered or sold within the U.S. or to U.S. persons, except to “qualified institutional buyers” in reliance on the exemption from registration provided by Rule 144A and to certain persons in offshore transactions in reliance on Regulation S. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy Notes in any jurisdiction in which such an offer or sale would be unlawful.

The Purchase Agreement relating to the Notes Offering is filed herewith as Exhibit 10.1.

The Purchase Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about the Company or its subsidiaries. The representations, warranties and covenants contained in the Purchase Agreement were made only for purposes of such agreement and as of specific dates; were solely for the benefit of the parties to the Purchase Agreement; may be subject to limitations agreed upon by the parties; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries. Moreover, information concerning the subject-matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures by the Company.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

2.1	Asset Purchase Agreement dated as of September 23, 2010 among Novartis Pharmaceuticals Corporation, Novartis Pharma AG, Warner Chilcott Company, LLC and Warner Chilcott plc.

10.1	Purchase Agreement dated as of September 24, 2010 among Warner Chilcott Company, LLC, Warner Chilcott Finance LLC, Warner Chilcott plc, certain subsidiaries of Warner Chilcott plc and Banc of America Securities LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WARNER CHILCOTT PUBLIC LIMITED COMPANY

By:	/s/ Paul Herendeen

Name:	Paul Herendeen
Title:	Executive Vice President and Chief Financial Officer

Date: September 27, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement dated as of September 23, 2010 among Novartis Pharmaceuticals Corporation, Novartis Pharma AG, Warner Chilcott Company, LLC and Warner Chilcott plc.

10.1	Purchase Agreement dated as of September 24, 2010 among Warner Chilcott Company, LLC, Warner Chilcott Finance LLC, Warner Chilcott plc, certain subsidiaries of Warner Chilcott plc and Banc of America Securities LLC.